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                                                                   Exhibit 10.31



                            EQUIPMENT SALES AGREEMENT

THIS AGREEMENT (this "Agreement"), is made and entered into on this -- day of ---, 2003, by and between GRAVITY CORPORATION, a corporation duly organised and existing under the laws of the Republic of Korea ("Korea") and having its offices at 6th Fl. Shingu Bldg., 620-2, Shinsa-Dong, Kangnam-Ku, Seoul, 135-894, Korea (hereinafter called "Seller") GRAVITY INTERACTIVE LLC, a corporation duly organised and existing under the laws of the United states of America ("U.S.A") and having its offices at 4505 Glencoe ave, Marina del rey, California, 90292, U.S.A(hereinafter called "Buyer").

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the Parties agree as follows:


1. Sale

Seller hereby sells to Buyer and Buyer hereby purchases from Seller, all equipments listed on section 2 of this agreement. Seller and Buyer hereby affirm to have the ability to perform responsibly in connection with this Sales Agreement.


2. Description of Equipment

Followings are the list of equipment that seller agrees to provide according to the sales agreement:

Make                    Item Description              Quantity           Memo
----               -------------------------          --------          ------
Dell                    Servers-pe 1550                  20             Server
Dell                    Servers-pe 1550                   8             Server
Dell                    Servers-pe 1650                  11             Server
Dell                    Servers-pe 6450                   1             Server
Dell                    Servers-pe 6450                   1             Server
Dell                    Servers-pe 6450                   2             Server
Dell               Cables for KVM switch box              1
                                                        ---
Total                                                    46
                                                        ===


3.   License and Trademark

Seller is responsible for the costs and the administrative issues that may generate while issuing license, trademark, patent, and or permit.

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4.  Payment

     1) Buyer shall make payment on the date of signing this contract with the amount listed on section 4-2.

     2)   The total sales amount on this agreement shall be $139,878.79.

     3) The contract price listed on section 4-2 is evaluated from the price on the enclosed lease agreement less accumulated depreciation expense.

     4) The amount of lease payment for December 2003 shall be pro-rated on daily basis.


5.  Quality and Assurance

     1) Upon signing the contract, the leased agreement shall be converted as to the sales agreement, and it shall mean that the buyer has accepted the current conditions of equipment and agreed on AS-IS condition.

     2) Buyer shall not raise an objection on conditions of equipment after signing the contract.

6.   Miscellaneous

With any disputes associated with this contract between the seller and the buyer, it shall handle by mutual consent. Further dispute shall be brought in Seoul District court in The Republic of Korea.

THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS WRITTEN ABOVE AND WHICH SELLER AND BUYER ACKNOWLEDGE HAVING READ. THIS AGREEMENT SHALL BE EFFECTIVE UPON ON THE DATE WRITTEN FIRST ABOVE.

Buyer:

By:  GRAVITY INTERACTIVE LLC
 (Authorized Approval By - Name)

Title: CEO                 1st, Dec, 2003  Date

Accepted : Jung R, KIM.

Seller:

By: GRAVITY Corp.
(Authorized Approval By - Name)
Title: CEO                 1st, Dec, 2003  Date

Accepted: Hwi Young, JUNG.